                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

                             HOME PROPERTIES REPORTS
                    FOURTH QUARTER AND YEAR-END 2006 RESULTS
                FFO Per Share Exceeds Wall Street's Mean Estimate

ROCHESTER,  NY,  FEBRUARY 22, 2007 - Home Properties  (NYSE:HME)  today released financial  results for the fourth quarter and year ending December 31, 2006. All results are reported on a diluted basis.

"Home  Properties'  Funds From  Operations per share for 2006 was the highest in the Company's  history,  and we expect another strong performance in 2007," said
Edward J. Pettinella, President and CEO. "Results in 2006 reflect the success of
major  initiatives   implemented   during  the  year  including  our  geographic
repositioning and utility cost recovery programs."

Earnings per share  ("EPS") for the quarter  ended  December 31, 2006 was $2.33, compared to $1.68 for the quarter  ended  December  31,  2005.  The  increase is primarily  attributable to gains from the sale of real estate during the current quarter in excess of gains recorded in last year's  quarter.  During the current quarter,  the Company recorded a $107.4 million gain (before minority  interest)
from sale of real estate as the Company  sold all of its  properties  in Upstate
New York.  Results  for the 2005 fourth  quarter  include a gain on sale of real estate of $71.4 million (before minority interest). In addition, included in the
2006 fourth quarter results of discontinued operations is a non-recurring charge of $6.8 million to interest  expense in connection  with the sale of the Upstate
New York  portfolio  for debt  extinguishment  costs,  which were  incurred as a result of prepaying property-specific debt triggered upon sale.

EPS for the year ended  December  31,  2006 was $3.15  compared to $2.33 for the year ended December 31, 2005. In addition to the fourth quarter  differences for each year described  above, the results for 2006 include a $6.1 million increase in utility  reimbursements from residents resulting from recovery programs begun during 2006.

For the quarter ended December 31, 2006, Funds From Operations ("FFO") was $36.4
million, or $0.77 per share,  compared to $34.2 million, or $0.72 per share, for the quarter ended December 31, 2005.  Fourth quarter results exceeded  analysts'
mean  estimate,  as reported by Thomson,  by $0.01 and equate to a 7.1% increase over the prior year  period on a  per-share  basis.  The fourth  quarter of 2005 included $0.9 million in losses from  Hurricane  Wilma at the Company's  Florida properties, or 1.9 cents per share.

For the year ended  December  31,  2006,  FFO was $147.1  million,  or $3.07 per share,  compared  to $137.6  million,  or $2.84 per  share,  for the year  ended
December 31, 2005, a 6.9%  increase in total FFO from the prior year and an 8.0%
increase on a per-share  basis.  A  reconciliation  of GAAP net income to FFO is included in the financial data accompanying this news release.

Fourth Quarter Operating Results
--------------------------------

For the  fourth  quarter  of 2006,  same-property  comparisons  (for 106  "Core"
properties  containing  31,253  apartment  units  owned  since  January 1, 2005)
reflected an increase in total  revenues of 3.9%  compared to the same quarter a year ago. Net operating income ("NOI") increased by 6.0% from the fourth quarter of 2005.  Property level operating  expenses  increased by 1.3% for the quarter, primarily  due to increases in repairs and  maintenance  and real estate  taxes, offset in part by a  reduction  in natural gas  heating  costs and snow  removal expenses.

Although  our energy cost  recovery  program is  mitigating  the  volatility  of operating  results because  resident  reimbursements  are offsetting more of the
Company's  utility  expense,  we still experience some variation from quarter to quarter  due  to  seasonal  weather  conditions.  Because  of  the  warmer  than anticipated  weather,  the  Company's  heating  costs  were  lower in the fourth quarter,  resulting  in a lower  level  of costs  passed  on to  residents  and, therefore,  a  reduced  level  of  utility  reimbursement  from  residents  than projected in guidance.

Average  economic  occupancy for the Core properties was 93.5% during the fourth quarter of 2006  compared to 94.0%  during the fourth  quarter of 2005.  Average monthly rental rates increased 3.1% to $1,085  compared to the year-ago  period.
The 3.1%  increase  in rental  rates  partially  offset by the 0.5%  decrease in occupancy  produced 2.5% growth in rental  income.  Additional  revenue from the water and sewer and heat cost recovery programs,  in lieu of rent increases,  is included in the property other income line item, contributing to the increase in total  revenue of 3.9% year over year.  If the  recovery  were  included in rent instead of property other income, total rental income would be up 4.0%.

On a sequential  basis,  compared to the 2006 third quarter results for the Core properties,  total revenues were up 0.4% in the fourth quarter of 2006, expenses were up 5.5%, and net operating income was down 2.8%. Average economic occupancy decreased 0.3% to 93.5%;  however,  average monthly rents were 0.4% higher.  The sequential  expense  growth can be attributed to typical  seasonality  of higher natural gas  heating  and snow  removal  costs  incurred in the fourth  quarter, partially offset by lower maintenance costs.

Occupancies for the 5,701 net apartment units acquired/developed between January
1, 2005 and December 31, 2006 (the  "Recently  Acquired  Communities")  averaged
93.0% during the fourth quarter of 2006, at average monthly rents of $1,113.

"With net  operating  income  growth of 6.0% in the fourth  quarter and 6.8% for
2006,  the highest in five years,  we are very  pleased  with the results of our ongoing operations and utility cost recovery  programs,  especially since we now have seen its success during part of a winter season," said Pettinella.

Year-to-Date Operating Results
------------------------------

For the year ended  December 31, 2006,  same-property  comparisons  for the Core properties  reflected an increase in total revenues of 5.0%, resulting in a 6.8%
increase in net operating  income  compared to 2005.  Property  level  operating expenses increased by 2.8%,  primarily due to increases in electricity,  natural gas heating costs,  repairs and  maintenance and property  insurance,  offset in part by reductions in personnel expense, advertising and snow removal expense.

Average  economic  occupancy  for the Core  properties  was 94.0%  during  2006, compared to 93.8% a year ago, with average  monthly  rental rates (not including utility  reimbursements)  rising 3.1% year over year. If the utility  recoveries were included in rent, total revenue would be up 4.8%.

Acquisitions
------------

The Company previously  announced the acquisition during the 2006 fourth quarter
of  four  apartment  communities:   Heritage  Woods  (164  units)  and  Topfield
Apartments  (156 units)  located in  Maryland  for $32.4  million;  The Coves at
Chesapeake (469 units),  also in Maryland,  for $67.0 million;  and Mount Vernon
Square (1,387 units) located in Alexandria, Virginia for $144.8 million.

For the full year 2006,  Home Properties  acquired a total of eight  communities with 3,067 units for total consideration of $360.1 million. The weighted average
expected  first  year   capitalization   rate  ("cap  rate")  for  the  acquired
communities was 6.7%.

In addition,  on February  15, 2007,  the Company  acquired two  communities  in unrelated transactions:  The Townhomes of Beverly (204 units) in Beverly, MA for
$36.4  million and Jacob Ford  Village (270 units) in  Morristown,  NJ for $25.4 million.  Consideration  for  Jacob  Ford  Village  included  $21.1  million  of
Operating  Partnership (OP) units with the balance paid in cash. For purposes of determining  the number of OP units  issued,  a value of $58.74 was set when the transaction  was  negotiated in the summer of 2006,  which  exceeded the general price range at which HME common stock was trading at that time. The Townhomes of
Beverly  were  purchased  100%  with  cash.  The  weighted  average  first  year capitalization rate (after allocating 3.0% of rental revenues for management and overhead  expenses and before normalized  capital  expenditures of approximately
$525 per unit annually) is anticipated to be 5.8% on the Beverly, MA acquisition and 5.5% on the Morristown,  NJ purchase.  Both  acquisitions  have  significant upside potential to move up the cap rate in subsequent years.

Dispositions
------------

The  Company  previously  announced  the  completion  of the  Upstate  New  York portfolio sale, comprised of 18 properties (4,567 units) for total consideration of $257.4 million.  A gain on sale of $107.6 million (before minority  interest)
is included in the 2006 fourth quarter results.

For the full year 2006, Home  Properties  sold 39 communities  (9,705 units) for total consideration of $495.3 million.  The weighted average first year cap rate for the sold  communities  (mainly  consisting of the slower  growth  markets of
Detroit and Upstate New York) was 7.6%.

Capital Markets Activities
--------------------------

During  the  fourth  quarter  of  2006,  the  Company  issued  $200  million  of exchangeable  senior  notes with a coupon of 4.125%.  The notes are  convertible into cash  equal to the  principal  amount of the notes  and,  at the  Company's option,  cash or common  stock for the  exchange  spread (to the extent that the market price of common stock  exceeds the initial  exchange  price of $73.34 per share) subject to adjustment.  The notes are not redeemable at the option of the
Company for five years,  except to preserve the status of the Company as a REIT.
Holders of the notes may require the  Company to  repurchase  the notes upon the occurrence of certain designated events. In addition, prior to November 1, 2026, the holders may require the Company to repurchase the notes on November 1, 2011,
2016 and 2021.

The combined  proceeds from the  exchangeable  senior  notes,  together with the proceeds  from  the  sale  of the  Upstate  New  York  portfolio,  were  used to repurchase  stock ($58  million on October  24, 2006  concurrent  with the notes closing),  repay  certain  indebtedness,  and acquire  properties in select East
Coast markets and will be used to redeem the 9.0% Series F Cumulative Redeemable
Preferred Stock on March 26, 2007, as previously announced.

As  of  December  31,  2006,  the  Company's  ratio  of   debt-to-total   market
capitalization  was  42.9%  (based  on a  12/29/2006  stock  price of  $59.27 to determine  equity  value),  with no  outstanding  balance  on its  $140  million revolving  credit facility and $118.2 million of  unrestricted  cash on hand. In addition,  $40.1  million of cash was in escrow  with a  qualified  intermediary awaiting  completion  of 1031  exchanges.  Mortgage  debt of  $1.9  billion  was outstanding,  at rates of interest averaging 5.8% and with staggered  maturities averaging approximately six and one-half years and the exchangeable senior notes outstanding of $200 million.  Approximately  98.6% of total  indebtedness  is at fixed  rates  (including  the  exchangeable  senior  notes).  Interest  coverage averaged 2.3 times  during the quarter (2.4 for the year);  and the fixed charge ratio,  which  includes  preferred  dividends,  averaged  2.2 times for both the quarter and year.

The Company estimates its net asset value ("NAV") per share at December 31, 2006 to be $62.08  based on  capitalizing  at 5.90% the total of the  annualized  and seasonally  adjusted  fourth quarter  property net operating  income,  plus a 4%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the fourth quarter of 2006, the Company repurchased 933,226 of its common shares for $58 million, or a weighted average price of $62.15 per share. For the year, the total shares  repurchased  were  approximately  2.6 million shares for
$142.5 million, or $54.53 per share. During the quarter, the Board increased the buyback authorization by 2 million  shares/units;  and, as of December 31, 2006, the Company has Board  authorization to buy back up to approximately 2.6 million additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2007,  the Company  expects  Operating FFO per share between $3.16 and $3.28 per share,  which will  produce  Operating  FFO per share growth of 2.9% to 6.8%
when compared to 2006 results. This guidance range reflects management's current assessment  of economic  and market  conditions.  The  assumptions  for the 2007 projections  are  included  with  the  published  supplemental  information.  In addition,  when the Series F Perpetual  Preferred shares are redeemed at the end of the  first  quarter  2007,  the  Company  will  incur a charge to FFO of $2.1 million for the original  issuance costs, or $0.04 cents per share.  This charge will be reported in FFO per share results but has been  excluded from  Operating
FFO.

The quarterly breakdown for the 2007 guidance on Operating FFO per share results is as follows:  First  quarter  $0.71 to $0.74;  second  quarter $0.81 to $0.84;
third quarter $0.84 to $0.87; fourth quarter $0.80 to $0.83.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM Eastern Time to review and comment on the information  reported in this release.  To  listen  to  the  call,  please  dial  800-266-2145  (International
212-676-5362).  A replay of the call will be available through March 2, 2007, by dialing 800-633-8284 or 402-977-9140 and entering 21319513. The Company Webcast, which  includes a slide  presentation,  will be available,  live at 11:00 AM and archived  by  2:00  PM,  through  the  "Investors"  section  of  our  Web  site,
www.homeproperties.com, on the Investor Relations home page.

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that might affect operating expenses,  the timely completion of repositioning and new development  activities within  anticipated  budgets,  the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns,  operates,  develops,  acquires and  rehabilitates  apartment  communities primarily in selected  Northeast,  Mid-Atlantic  and Southeast  Florida markets.
Currently,  Home Properties operates 129 communities containing 39,622 apartment units.  Of these,  37,440  units in 125  communities  are owned  directly by the
Company;  868 units are  partially  owned and  managed by the Company as general partner,  and 1,314 units are managed for other  owners.  For more  information, visit Home Properties' Web site at www.homeproperties.com.

Tables to follow.

                                        Avg.
                                      Economic
Fourth Quarter Results:             Occupancy(a)        Q4 '06                    Q4 '06 vs. Q4 '05
-----------------------             ------------        ------                    -----------------
                                                       Average
                                                       Monthly      % Base      % Base       % Total
                                                        Rent/       Rental      Rental       Rental
                                                         Occ         Rate      Revenue       Revenue        % NOI
                                  Q4 '06    Q4 '05       Unit       Growth    Growth(d)     Growth(e)      Growth
                                  ------    ------       ----       ------    ---------     ---------      ------

Core Properties(b)                93.5%      94.0%      $1,085       3.1%        2.5%         4.0%          6.0%

Acquisition Properties(c)         93.0%       NA        $1,113        NA          NA           NA            NA
                                  ----       ----       ------       ---         ---          ---           ---
TOTAL PORTFOLIO                   93.4%      94.0%      $1,088        NA          NA           NA            NA

                                        Avg.
                                      Economic
Year-To-Date Results:               Occupancy(a)       YTD '06                   YTD '06 vs. YTD '05
---------------------               ------------       -------                   -------------------
                                                       Average
                                                       Monthly      % Base      % Base       % Total
                                                        Rent/       Rental      Rental       Rental
                                                         Occ         Rate      Revenue       Revenue        % NOI
                                 YTD '06    YTD '05      Unit       Growth    Growth(d)     Growth(e)      Growth
                                 -------    -------      ----       ------    ---------     ---------      ------

Core Properties(b)                94.0%      93.8%      $1,073       3.1%        3.4%         4.8%          6.8%

Acquisition Properties(c)         92.8%       NA        $1,106        NA          NA           NA            NA
                                  ----       ----       ------       ---         ---          ---           ---
TOTAL PORTFOLIO                   93.9%      93.8%      $1,076        NA          NA           NA            NA

(a)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

(b)  Core Properties  includes 106 properties with 31,253  apartment units owned throughout 2005 and 2006.

(c)  Reflects  17  properties  with  5,701  apartment  units  acquired/developed subsequent to January 1, 2005.

(d)  Net of effect of occupancy changes.

(e)  Including utility reimbursements from residents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                        Three Months Ended           Year Ended
                                                                              31-Dec                   31-Dec
                                                                              ------                   ------
                                                                         2006         2005        2006        2005
                                                                         ----         ----        ----        ----

Rental income                                                           $ 109,267    $ 97,357    $420,988    $378,506
Property other income                                                       7,728       5,797      27,775      19,415
Interest income                                                               998         348       1,761         581
Other income                                                                  755         520       3,468       2,023
                                                                         --------    --------    --------     -------
  Total revenues                                                          118,748     104,022     453,992     400,525

Operating and maintenance                                                  49,781      45,609     190,845     174,906
General and administrative                                                  5,923       5,209      22,626      19,652
Interest                                                                   27,800      24,436     106,773      92,178
Depreciation and amortization                                              25,976      22,325      96,142      80,944
Impairment of assets held as General Partner                                    -           -         -           400
                                                                         --------    --------    --------     -------
  Total expenses                                                          109,480      97,579     416,386     368,080

Income from operations                                                      9,268       6,443      37,606      32,445

Minority interest in Operating Partnership                                 (2,270)     (1,690)     (9,614)     (8,629)
                                                                         --------    --------    --------     -------
Income from continuing operations                                           6,998       4,753      27,992      23,816
                                                                         --------    --------    --------     -------
Discontinued operations
  Income (loss) from operations, net of minority interest                  (2,652)      2,624       3,745       3,721

  Gain (loss) on disposition of property, net of minority Interest         76,587      47,685      78,748      53,975
                                                                         --------    --------    --------     -------

Discontinued operations                                                    73,935      50,309      82,493      57,696
                                                                         --------    --------    --------     -------
Net Income                                                                 80,933      55,062     110,485      81,512

Preferred dividends                                                        (1,350)     (1,350)     (5,400)     (6,279)
                                                                         --------    --------    --------     -------

Net income available to common shareholders                              $ 79,583    $ 53,712    $105,085     $75,233
                                                                         ========    ========   =========   =========

Reconciliation from net income available to common shareholders to
Funds From Operations:

Net income available to common shareholders                              $ 79,583    $ 53,712    $105,085     $75,233

Real property depreciation and amortization                                25,404      25,162      99,421      97,686

Minority Interest                                                           2,270       1,690       9,614       8,629

Minority Interest - income (loss) from discontinued operations             (1,066)      1,304       1,947       1,828

Loss (gain) on disposition of discontinued operations                     (76,587)    (47,685)    (78,748)    (46,650)
Loss from early extinguishment of debt in connection with sale of
real estate                                                                 6,800           -       9,770         -
                                                                         --------    --------    --------     -------

FFO - basic (1)                                                          $ 36,404    $ 34,183    $147,089    $136,726
                                                                         ========    ========   =========   =========

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property.  In 2006, the Company added back debt extinguishment  costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain loss on sale of the property.  Because of the limitations of the FFO  definition as published by NAREIT as set forth above,  the Company has made certain  interpretations  in applying the definition.  The Company believes all adjustments not specifically  provided for are consistent with the definition.  Other  similarly  titled measures may not be calculated in the same manner.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                        Three Months Ended           Year Ended
                                                                              31-Dec                   31-Dec
                                                                              ------                   ------
                                                                         2006         2005        2006        2005
                                                                         ----         ----        ----        ----

FFO - basic                                                              $ 36,404    $ 34,183   $ 147,089   $ 136,726
Preferred dividends - convertible preferred stock ((2))                         -           -           -         880
                                                                         --------    --------    --------     -------
   FFO - diluted                                                         $ 36,404    $ 34,183   $ 147,089   $ 137,606
                                                                         ========    ========   =========   =========
FFO - basic                                                              $ 36,404    $ 34,183   $ 147,089   $ 136,726
Preferred dividends - convertible preferred stock                               -           -           -         880
(Gain)loss on disposition of discontinued operations                            -           -           -         400
                                                                         --------    --------    --------     -------
   FFO - operating ((4))                                                 $ 36,404    $ 34,183   $ 147,089   $ 138,006
                                                                         ========    ========   =========   =========
FFO - basic                                                              $ 36,404    $ 34,183   $ 147,089   $ 136,726
Preferred dividends - convertible preferred stock                               -           -           -         880

Recurring non-revenue generating capital expenses                          (5,077)     (5,526)    (21,559)    (21,886)
                                                                         --------    --------    --------     -------
   AFFO ((5))                                                            $ 31,327    $ 28,657   $ 125,530   $ 115,720
                                                                         ========    ========   =========   =========
FFO - operating                                                          $ 36,404    $ 34,183   $ 147,089   $ 138,006

Recurring non-revenue generating capital expenses                          (5,077)     (5,526)    (21,559)    (21,886)
                                                                         --------    --------    --------     -------
   AFFO - operating                                                      $ 31,327    $ 28,657   $ 125,530   $ 116,120
                                                                         ========    ========   =========   =========

Weighted average shares/units outstanding:
   Shares - basic                                                        33,254.5    31,680.3    32,697.8    31,962.1
   Shares - diluted                                                      34,091.4    31,983.3    33,337.6    32,328.1

   Shares/units - basic ((3))                                            46,620.4    47,420.1    47,262.7    47,714.3
   Shares/units - diluted ((3))                                          47,457.3    47,723.0    47,902.4    48,411.3
Per share/unit:
   Net income - basic                                                      $2.39       $1.70       $3.21       $2.35
   Net income - diluted                                                    $2.33       $1.68       $3.15       $2.33

   FFO - basic                                                             $0.78       $0.72       $3.11       $2.87
   FFO - diluted                                                           $0.77       $0.72       $3.07       $2.84
   Operating FFO - diluted, before real estate impairments ((4))           $0.77       $0.72       $3.07       $2.85

   AFFO ((5))                                                              $0.66       $0.60       $2.62       $2.39
   Operating AFFO - before real estate impairments ((4)) (5)               $0.66       $0.60       $2.62       $2.40
   Common Dividend paid                                                    $0.65       $0.64       $2.57       $2.53

((2)) The  convertible  preferred  stock has a dilutive  effect on the per-share calculation  for the year ended  December  31,  2005.  On May 26,  2005 the convertible  preferred  stock was converted and is included in  outstanding common shares from the date of conversion.

((3)) Basic includes common stock  outstanding plus operating  partnership units in Home  Properties,  L.P.,  which can be  converted  into shares of common stock. Diluted includes additional common stock equivalents.

((4)) Operating  FFO is defined as FFO as  computed  in  accordance  with NAREIT definition,  adjusted  for the addback of real estate  impairment  charges.
     This is presented for a consistent  comparison of how NAREIT defined FFO in
     2003.

((5)) Adjusted  Funds From  Operations  ("AFFO") is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                                           December 31,
                                                           ------------
                                                       2006             2005
                                                       ----             ----
Land                                              $ 493,017        $ 401,747
Construction in progress                              1,409            4,471
Buildings, improvements and equipment             2,957,336        2,700,554
Real estate held for sale or disposal, net                -          223,938
                                                 ----------       ----------
                                                  3,451,762        3,330,710
Accumulated depreciation                           (450,129)        (446,159)
                                                 ----------       ----------
Real estate, net                                  3,001,633        2,884,551

Cash and cash equivalents                           118,212            5,391
Cash in escrows                                      74,069           36,674
Accounts receivable                                   9,287            7,372
Prepaid expenses                                     15,059           16,141
Deferred charges                                     13,619           11,156
Other assets                                          8,539           12,536
Other assets held for sale                                -            4,049
                                                 ----------       ----------
Total assets                                     $3,240,418       $2,977,870
                                                 ==========       ==========
Mortgage notes payable                           $1,924,313       $1,768,483
Exchangeable senior notes
                                                    200,000                -
Line of credit                                            -           82,000
Accounts payable                                     20,797           19,458
Accrued interest payable                             10,473            8,274
Accrued expenses and other liabilities               24,697           22,565
Security deposits                                    21,979           21,657
Liabilities held for sale                                 -           75,352
                                                 ----------       ----------
Total liabilities                                 2,202,259        1,997,789

Minority interest                                   282,542          323,269
Stockholders' equity                                755,617          656,812
                                                 ----------       ----------
Total liabilities and stockholders' equity       $3,240,418       $2,977,870
                                                 ==========       ==========

Total shares/units outstanding:
Common stock                                       33,103.2         31,184.3
Operating partnership units                        13,290.4         16,716.7
                                                 ----------       ----------
                                                   46,393.6         47,901.0
                                                 ==========       ==========

                                      # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237